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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 5, 2008

TO THE SHAREHOLDERS OF VIST FINANCIAL CORP.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of VIST Financial Corp., a Pennsylvania corporation (the "VIST"), will be held at 10:00 A.M. (Eastern Time) on Friday, December 5, 2008, at its offices on, 1240 Broadcasting Road, Wyomissing, Pennsylvania, 19610, for the following purposes:

  1.
  To consider and vote upon the proposal to amend VIST's articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock; and

  2.
  To grant management the authority to adjourn, postpone or continue the Special Meeting; and

  3.
  To transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        In accordance with VIST's bylaws and an action of the Board of Directors, only those shareholders of record at the close of business on Friday, November 7, 2008, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

        The Board of Directors recommends that shareholders vote "FOR" the proposal to amend the VIST's articles of incorporation to authorize preferred stock, and "FOR" the proposal to grant management the authority to adjourn, postpone or continue the Special Meeting.

        Your vote is important regardless of the number of shares that you own. To ensure that your vote is recorded promptly, please vote as soon as possible. If you are shareholder of record, please submit your vote either by mail, via the Internet, or by person at the meeting. Giving your proxy by mail or via the Internet does not affect your right to vote in person if you attend the Special Meeting. If your shares are held in "street name," that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

BY ORDER OF THE BOARD OF DIRECTORS,

Jenette L. Eck, Secretary

November 12, 2008

PROXY STATEMENT

Dated and to be mailed November 12, 2008

VIST FINANCIAL CORP.
1240 Broadcasting Road
Wyomissing, Pennsylvania, 19610
(610) 208-0966

GENERAL

        This statement is furnished by the Board of Directors of VIST Financial Corp., a Pennsylvania corporation ("VIST"), for a special meeting of shareholders to be held at 10:00 A.M. (Eastern Time) on Friday, December 5, 2008, and at any adjournments thereof. The purpose of the Special Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders. It is expected that the Notice of Special Meeting, Proxy Statement and form of proxy will first be mailed to shareholders as of the Record Date on or about November 12, 2008.

        If your shares are held in "street name," that is held for your account by a broker or other nominee, you will receive a proxy card from your broker seeking instructions as to how your shares should be voted.

        The close of business on Friday, November 7, 2008 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, VIST had 5,696,646 shares of common stock issued and outstanding, each of which is entitled to one vote at the Special Meeting.

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.
Why is VIST holding a Special Meeting?

  On October 14, 2008, the U.S. government announced a series of initiatives intended to strengthen market stability, improve the strength of financial institutions, and enhance market liquidity. According to federal banking regulators, these programs are intended to provide fresh capital and liquidity to, among other things, foster new lending. As part of this overall initiative, the U.S. Department of Treasury announced a voluntary Capital Purchase Program to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and support the U.S. economy. Under Treasury's Capital Purchase Program, eligible financial institutions, such as VIST, will be able to sell equity interests in the form of preferred stock to the U.S. Treasury on attractive financial terms in amounts equal to one percent to three percent of the institution's risk-weighted assets. The preferred stock will constitute Tier 1 capital for the eligible institution. Although VIST is presently well-capitalized, management believes it is advisable to take advantage of the opportunities offered by the Treasury Capital Purchase Program. Because VIST does not presently have preferred stock authorized in its charter, however, it is necessary for VIST to amend its articles of incorporation to add preferred stock. For additional information, see: "Proposal No. 1—Amendment to Articles of Incorporation to Authorize 1,000,000 Shares of Preferred Stock."

Q.
What am I voting on?

A.
You are voting:

•
To approve an amendment to our articles of incorporation authorizing the issuance of up to 1,000,000 shares of preferred stock; and

•
To grant management the authority to adjourn, postpone or continue the Special Meeting.

Q.
How does the Board of Directors recommend that I vote my shares?

A.
The Board of Directors recommends that you vote your shares:

•
"FOR" ratification of the amendment to VIST's articles of incorporation authorizing the issuance of up to 1,000,000 shares of preferred stock; and

•
"FOR" granting management the authority to adjourn, postpone or continue the Special Meeting.

Q.
Who is entitled to vote?

A.
Shareholders of record as of the close of business on the Record Date.

Q.
How many votes do I have?

A.
Each share of common stock held by you as of the Record Date entitles you to one vote.

Q.
How do I vote?

A.
You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via the Internet, as described below.

  Voting by Proxy.    You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on Proposal No. 1 or both Proposal No. 1 and No. 2, your proxy will be voted in favor of that proposal. However, no proxy that is specifically marked AGAINST the proposal to amend the articles of incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

        ON YOUR PROXY CARD:

    •
    Mark your selections;

    •
    Date and sign your name exactly as it appears on your card; and

    •
    Mail to American Stock Transfer & Trust Company, Shareholder Services, in the enclosed return envelope.

  Voting by Internet.    If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

  Voting in person.    If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting.

Q.
Can I revoke my proxy and change my vote after I have returned my proxy card?

A.
You may revoke your proxy at any time before it is exercised by either:

•
Submitting to the Secretary a written notice of revocation or a subsequently executed proxy card; or

•
Attending the meeting and voting in person.

Q.
What does it mean if I get more than one proxy card?

A.
Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all shares are voted. If you would like to inquire about having all of your accounts registered in the same name and address, please contact American Stock Transfer & Trust Company, Shareholder Services, 800.937.5449.

Q.
What constitutes a quorum for a Special Meeting?

A.
As of the Record Date, 5,696,646 shares of VIST common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and "broker non-votes" are also included for purposes of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

Q.
Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the meeting?

A.
The affirmative vote of a majority of all votes cast, in person and by proxy, at the meeting is required to approve the matter to be considered at the meeting. Under Pennsylvania law, abstentions and broker non-votes are not considered votes cast and, accordingly, will not affect the outcome of any of the matters being voted on at the meeting.

Q.
Who will count the vote?

A.
A representative of American Stock Transfer & Trust Company, VIST's transfer agent, will tabulate the votes and act as the inspector of the election.

Q.
Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed either within VIST or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to management.

Q.
Who will bear the cost of soliciting votes for the Special Meeting?

A.
VIST will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by VIST's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. VIST has retained the services of American Stock Transfer & Trust Company to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries, and to tabulate votes at the meeting. VIST estimates that it will pay a fee of $18,000 for these services. In addition, VIST may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q.
What happens if additional proposals are presented at the Special Meeting?

A.
Other than the two proposals described in this proxy statement, VIST does not expect any matters to be presented for a vote at the Special Meeting. If you grant a proxy, the person named as proxy holder, Jenette Eck, Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

 PROPOSAL NO. 1
AMENDMENT TO ARTICLES OF INCORPORATION
TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK

        Our articles of incorporation, as currently in effect, provides that we are authorized to issue up to 20,000,000 shares of capital stock, par value $5.00 per share. At September 30, 2008, we had issued and outstanding 5,696,646 shares of common stock.

        On October 21, 2008, our Board of Directors authorized an amendment to ARTICLE FIFTH of the articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock (the "Preferred Stock Amendment") and has recommended that VIST's shareholders approve the Preferred Stock Amendment. Shareholders are being asked to approve at the Special Meeting such amendment to the articles of incorporation.

Purpose and Background

        Our articles of incorporation do not presently authorize the issuance of shares other than common stock. Our Board of Directors has unanimously approved a resolution amending the articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock, commonly referred to as "blank check" preferred because the Board of Directors has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board of Directors from time to time.

        The Board's primary objective in establishing a class of "blank check" preferred stock is to provide maximum flexibility with respect to future financing transactions, including being able to participate in the Capital Purchase Program recently established by the Treasury. Under this program, the capital purchase eligible for purchase by the Treasury is cumulative perpetual preferred stock, with a liquidation preference of at least $1,000 per share. If we were to apply and receive preliminary approval to participate in this program from the Treasury, we would only have 30 days from the date of notification to complete the investment. Because applications to participate are due by November 14, 2008, time is of the essence.

        Also, "blank check" preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In some circumstances, companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.

        We presently lack the authority to issue preferred stock and, accordingly, may not be eligible to participate in the Treasury's Capital Purchase Program. As a result, we would continue to be limited to issuing common stock or debt securities to raise capital. By authorizing a class of "blank check" preferred stock, we would increase our flexibility in structuring transactions.

        If the articles of incorporation are amended to authorize the issuance of "blank check" preferred stock, the Board would have discretion to establish series of preferred stock and the rights and privileges of each series so established, and the holders of our common stock would have no input or right to approve the terms of any such series. This includes the issuance of cumulative perpetual preferred stock to the Treasury if we were to decide to participate in the Treasury's Capital Purchase Program.

        VIST has no present agreement to issue any "blank check" preferred stock and, other than the preferred stock contemplated under the Treasury's Capital Purchase Program, has no present intention to do so.

Senior Cumulative Preferred Stock Under the Treasury Program

        If VIST were to participate in the Treasury's Capital Purchase Program, the Treasury would purchase from VIST cumulative perpetual preferred stock, with a liquidation preference of at least $1,000 per share. These shares would be senior to our common stock and would pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of the original investment and thereafter at a rate of 9% per annum (the "Senior Preferred Shares"). Dividends would be payable quarterly in arrears on the fifteenth day of February, May, August, and November of each year.

        Under the Capital Purchase Program, the Senior Preferred Shares would be non-voting shares, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Shares; (ii) any amendment to the rights of the Senior Preferred Shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Shares. If the dividends described above were not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred shareholders would have the right to elect two directors. The right to elect directors would then cease when dividends have been paid in full for four consecutive dividend periods.

        The redemption or repurchase of the Senior Preferred Shares by VIST would be subject to the provisions of the Capital Purchase Program. As long as the Senior Preferred Shares were outstanding, VIST would not be able to declare or pay dividends on any common stock shares or any preferred shares ranking pari passu with the Senior Preferred Shares, unless all dividends on the Senior Preferred Shares have been paid in full. Furthermore, unless the Senior Preferred Shares are transferred or redeemed, until the third anniversary of the Treasury's investment, any increase in the common stock dividends would be prohibited without the prior approval of the Treasury.

        Under the Treasury's Capital Purchase Program, eligible institutions can generally apply to issue preferred stock to the Treasury in aggregate amounts between 1% and 3% of the institution's risk-weighted assets. In the case of VIST, this would permit VIST to apply for an investment by the Treasury between approximately $             million and $             million. If shareholders approve the proposal to amend the articles of incorporation under this Proposal No. 1 and the Treasury approves VIST's application, VIST would issue between                        and                         shares of preferred stock to Treasury. Under the Treasury Program, any shares of preferred stock issued to Treasury would constitute Tier 1 capital for bank regulatory purposes.

        If VIST participates in the Treasury's Capital Purchase Program, VIST must adopt the Treasury Department's standards for executive compensation and corporate governance, for the period during which Treasury holds any equity issued under the Program. These standards generally apply to the chief executive officer, chief financial officer, plus the next three most highly compensated executive officers. Participating institutions must meet certain standards, including: (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks; (2) requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibiting certain severance payments to a senior executive, generally referred to as "golden parachute" payments, above specified amounts; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

        Institutions participating in the Treasury's Capital Purchase Program must also grant stock purchase warrants to Treasury to purchase a number of shares of common stock having a market price equal to 15% of aggregate amount of the preferred stock investment. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, will be determined by reference to the market price of the common stock on the date of the investment by Treasury in the preferred stock (calculated on a 20-day trailing average).

        Although VIST has no reason to believe that any application it submits would not be approved, there can be no assurance that Treasury will approve any application submitted by VIST or that the application will be approved in the amount requested.

Potential Anti-Takeover Effect

        The Preferred Stock Amendment as proposed could adversely effect the ability of third parties to take over or change the control of VIST by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of VIST with another company.

        The ability of our Board of Directors to establish the rights of, and to cause VIST to issue, substantial amounts of preferred stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of VIST or to dilute the stock ownership of holders of common stock seeking to obtain control of VIST. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of VIST. Other than our continuing review of whether to participate in the Treasury's Capital Purchase Program, we have no present plans to issue any shares of preferred stock.

Proposed Amendment

        Therefore, in order to participate in the Treasury's Capital Purchase Program, we propose that the text of ARTICLE FIFTH of our articles of incorporation be deleted and replaced in its entirety with the following:

  5.
  The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 21,000,000 shares, divided into two classes consisting of 20,000,000 shares of common stock, par value $5.00 per share ("Common Stock") and 1,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine ("Preferred Stock"). The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

Vote Required and Board of Director's Recommendation

        The affirmative vote of a majority of all votes cast, in person or by proxy, is required for approval of this proposal. Under Pennsylvania law, abstentions and broker non-votes, if any, will have no effect on determining whether the Proposal has received the requisite number of affirmative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of our common stock as of September 30, 2008, by each director and executive officer, and the directors and executive officers as a group. Unless otherwise indicated in a footnote, shares are not pledged as security.

Director and Executive Officer Stock Ownership

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding
James H. Burton	8,597	(2)	*
Patrick J. Callahan	7,225		*
Robert D. Carl, III	243,945	(9)
Robert D. Davis	58,796	(3)	*
Charles J. Hopkins	78,702		1.38%
Philip E. Hughes, Jr.	31,311	(4)	*
Andrew J. Kuzneski, III	122,069	(5)	2.14%
M. Domer Leibensperger	17,377		*
Frank C. Milewski	41,294	(6)	*
Michael J. O'Donoghue	11,824	(7)	*
Harry J. O'Neill, III	20,528		*
Brian R. Rich	42,686	(10)
Karen A. Rightmire	22,526		*
Alfred J. Weber	23,764		*
Edward C. Barrett	27,938		*
Jenette L. Eck	15,542	(8)	*
Terry F. Favilla	5,708		*
Christina S. McDonald	9,223		*
All directors and executive officers as a group (18 persons)	789,055		13.85%

*
Less than 1% of the outstanding shares of common stock.

(1)
The amounts include the following shares of common stock that the individual has the right to acquire on September 30, 2008 by exercising outstanding stock options:

James H. Burton	5,311	Harry J. O'Neill III	11,972
Patrick J. Callahan	4,702	Karen A. Rightmire	11,972
Robert D. Davis	55,125	Alfred J. Weber	11,972
Charles J. Hopkins	10,265	Edward C. Barrett	18,438
Philip E. Hughes, Jr	3,544	Jenette L. Eck	13,472
M. Domer Leibensperger	11,972	Terry F. Favilla	4,708
Frank C. Milewski	10,695	Christina S. McDonald	8,566
Michael J. O'Donoghue	4,702
All directors and officers as a group	187,416
(2)
all shares held joint with spouse

(3)
includes 3,575 shares held jointly with spouse.

(4)
includes 20,439 shares held jointly with spouse.

(5)
includes 121,550 shares held by Berkshire Securities Corporation.

(6)
includes 21,790 shares held jointly with spouse.

(7)
includes 349 shares held jointly with spouse, and 233 shares held by spouse.

(8)
includes 41 shares held jointly with spouse.

(9)
includes *5,770 shares held by Annelies Aemilia Currie Carl, a minor under the UGTMA of Georgia;

includes *5,770 shares held by James Robert Currie Carl, a minor under the UGTMA of Georgia;

includes *10,805 shares held by Patricia A. Donahue Trust FBO Annelies Aemilia Currie Carl;

includes *10,805 shares held by Patricia A. Donahue Trust FBO James Robert Currie Carl;

includes *1,764 shares held by Robert D. Carl, III ADT ATIP Trust;

includes *11,242 shares held by spouse.

*Mr. Carl disclaims beneficial ownership of these securities.

(10)
includes 2,384 shares held by B-D Mining;

includes 3,600 shares held by Morea Steam Heat Co.;

includes 7,160 shares held by Reading Anthrocite Company;

includes 6,886 shares held by Rich Benefits Group LLC;

includes 7,160 shares held by Schuylkill Energy Resources, Inc.;

includes 2,481 shares held by Schuylkill Reclamation Corp.;

includes 2,394 shares held by Waste Management & Processors, Inc.

 PROPOSAL NO. 2
ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING

        If at the Special Meeting the number of shares of VIST's common stock present or represented and voting in favor of the proposed amendment to the articles of incorporation is insufficient to approve Proposal One, VIST's management may move to adjourn, postpone or continue the Special Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of the proposal to amend the articles of incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal No. 1.

        In this proposal, VIST is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If VIST's shareholders approve the adjournment, postponement or continuation proposal, VIST could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend the articles of incorporation, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend VIST's articles of incorporation. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the articles of incorporation have been received, VIST could adjourn, postpone or continue the Special Meeting without a vote on the proposal to amend the articles of incorporation and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the amendment to the articles of incorporation.

        The adjournment, postponement or continuation proposal requires that holders of more of VIST's shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. No proxy that is specifically marked AGAINST the proposal to amend the articles of incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

        The Board of Directors believes that if the number of shares of its common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the articles of incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING.
OTHER BUSINESS

        Management of VIST knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

BY ORDER OF THE BOARD OF DIRECTORS,

Jenette L. Eck, Secretary

November 12, 2008

VIST FINANCIAL CORP.

I/We hereby appoint Jenette L. Eck,  with full power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side, all the shares of common stock of VIST Financial Corp.  (“VIST”) held of record by me/us on November 7, 2008 at the Special Meeting of Shareholders to be held on December 5, 2008, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF VIST’S ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000  SHARES OF PREFERRED STOCK, AND FOR GRANTING MANAGEMENT THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING EXCEPT THAT NO PROXY THAT IS SPECIFICALLY MARKED AGAINST THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION WILL BE VOTED IN FAVOR OF THE ADJOURNMENT, POSTPONEMENT OR CONTINUATION PROPOSAL, UNLESS IT IS SPECIFICALLY MARKED FOR THE DISCRETIONARY AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING TO A LATER DATE. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please vote and sign on the other side

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE FOLLOWING MATTERS AND PROPOSALS

MATTER NO. 1:

AMENDMENT OF VIST’S ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK

FOR	AGAINST	ABSTAIN
☐	☐	☐

MATTER NO. 2:

GRANT MANAGEMENT THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING

FOR	AGAINST	ABSTAIN
☐	☐	☐

The undersigned hereby acknowledges receipt of the Proxy Statement for the December 5, 2008 Special  Meeting, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournment thereof.

Dated , 2008
Signature

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE)

Signature if held jointly. Please sign exactly as your name appears on this proxy card.

☐            Please check this box if you plan to attend the Special Meeting.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
PROPOSAL NO. 1 AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Director and Executive Officer Stock Ownership
PROPOSAL NO. 2 ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING